UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 7, 2009
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 7, 2009, Ipsen announced that the U.S. Food and Drug Administration (“FDA”) provided notification to Ipsen that the Prescription Drug User Fee Act (PDUFA) action date for the Biologics License Application (BLA) for botulinum toxin type A, Reloxin®, in aesthetics has been extended to April 13, 2009. As previously announced, pursuant to a Development & Distribution Agreement, dated March 17, 2006 (the “Agreement”), Ipsen granted Medicis Pharmaceutical Corporation (“Medicis”) the rights to develop, distribute and commercialize Reloxin® in the United States, Canada and Japan for aesthetic use by physicians.
The FDA did not issue any specific request on the occasion of this extension, and it confirmed in its Establishment Inspection Report that the manufacturing process for Reloxin® at Ipsen’s Wrexham (Wales) facility is in compliance with current Good Manufacturing Practices. In accordance with the Agreement, Medicis will pay Ipsen approximately $2 million in connection with the completion of the Wrexham manufacturing facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary

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